Exhibit 4.1
ELEVENTH SUPPLEMENTAL INDENTURE
     THIS ELEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 15, 2006, is among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), PEG Canada GP LLC, a Delaware limited liability company (“PEG GP LLC”), Pacific Energy Group LLC, a Delaware limited liability company (“PEG LLC”), PEG Canada, L.P., a Delaware limited partnership (“PEG LP”), Pacific Marketing and Transportation LLC, a Delaware limited liability company (“Pacific Marketing LLC”), Rocky Mountain Pipeline System LLC, a Delaware limited liability company (“Rocky LLC”), Ranch Pipeline LLC, a Delaware limited liability company (“Ranch LLC”), Pacific Atlantic Terminals LLC, a Delaware limited liability company (“Pacific LLC”), Pacific L.A. Marine Terminal LLC, a Delaware limited liability company (“Pacific Marine LLC”), Rangeland Pipeline Company, a Nova Scotia unlimited liability company (“Rangeland”), Aurora Pipeline Company Ltd., a Canadian corporation (“Aurora”), Rangeland Pipeline Partnership, an Alberta general partnership (“Rangeland Partnership”), Rangeland Northern Pipeline Company, a Nova Scotia unlimited liability company (“Rangeland Northern”), Pacific Energy Finance Corporation, a Delaware corporation (“Finance Corp”), and Rangeland Marketing Company, a Nova Scotia unlimited liability company (“Rangeland Marketing” and, together with PEG GP LLC, PEG LLC, PEG LP, Pacific Marketing LLC, Rocky LLC, Ranch LLC, Pacific Marine LLC, Rangeland, Aurora, Rangeland Partnership, Rangeland Northern, Finance Corp and Rangeland Marketing, the “Subsidiary Guarantors”), direct or indirect subsidiaries of the Partnership, and U. S. Bank National Association, as successor trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of September 25, 2002, as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth and Tenth Supplemental Indentures (the Original Indenture as so supplemented being hereinafter called the “Indenture”), dated as of September 25, 2002, December 10, 2003, August 12, 2004, August 12, 2004, May 27, 2005, May 12, 2006, May 12, 2006, August 25, 2006, October 30, 2006 and October 30, 2006, respectively, among the Issuers, the Subsidiary Guarantors named therein and the Trustee, providing, in the case of the First, Second, Third, Fourth, Fifth, Sixth, Ninth and Tenth Supplemental Indentures, for the issuance of the Issuers’ 7 3/4% Senior Notes due 2012, 5 5/8% Senior Notes due 2013, 4 3/4% Senior Notes due 2009, 5 7/8% Senior Notes due 2016, 5 1/4% Senior Notes due 2015, 6 7/10% Senior Notes due 2036, 6.125% Senior Note due 2017 and 6.650% Senior Notes due 2037, respectively (such Senior Notes being hereinafter referred to collectively as the “Notes”);
     WHEREAS, Section 5.10 of the First Supplemental Indenture and Section 5.05 of the Second, Third, Fourth, Fifth, Sixth, Ninth and Tenth Supplemental Indentures provide that under certain circumstances the Partnership is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth therein; and

     WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
     1. Definitions.
     (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors under the Indenture, to guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article IX of the First, Second, Third, Fourth, Fifth, Sixth, Ninth and Tenth Supplemental Indentures, as applicable, and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature page follows.]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	Plains AAP, L.P., its General Partner

By:	Plains All American GP LLC, its General Partner

By:	/s/ Al Swanson
Al Swanson
Vice President - Finance and Treasurer

PAA FINANCE CORP.
By:	/s/ Al Swanson
Al Swanson
Vice President - Finance and Treasurer

[Signature Page to Eleventh Supplemental Indenture]

[Signature Page to Eleventh Supplemental Indenture]

PEG CANADA GP LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

PACIFIC ENERGY GROUP LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

PEG CANADA, L.P.
By:	PEG Canada GP LLC, its general partner

By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

PACIFIC MARKETING AND TRANSPORTATION LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

ROCKY MOUNTAIN PIPELINE SYSTEM LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

[Signature Page to Eleventh Supplemental Indenture]

RANCH PIPELINE LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

PACIFIC ATLANTIC TERMINALS LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

PACIFIC L.A. MARINE TERMINAL LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

RANGELAND PIPELINE COMPANY
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

AURORA PIPELINE COMPANY LTD.
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

[Signature Page to Eleventh Supplemental Indenture]

RANGELAND PIPELINE PARTNERSHIP
By:	Rangeland Pipeline Company, its managing partner

By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

RANGELAND NORTHERN PIPELINE COMPANY
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

RANGELAND MARKETING COMPANY
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

PACIFIC ENERGY FINANCE CORPORATION
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President - Finance and Treasurer

[Signature Page to Eleventh Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Glenda Peterson
	Name:	Glenda Peterson
	Title:	Authorized Agent

[Signature Page to Eleventh Supplemental Indenture]